Exhibit 99.1

Hillenbrand Announces Commencement and Pricing of Upsized $400 Million Senior Notes Offering

BATESVILLE, Ind., June 9, 2020 -- Hillenbrand, Inc. (NYSE: HI) has announced the commencement and pricing of its public offering of $400 million aggregate principal amount of 5.7500% senior unsecured notes due 2025 (the “Notes”). The aggregate principal amount of the Notes to be issued in the offering was increased to $400 million from the previously announced $300 million. The offering is expected to close on or about June 16, 2020, subject to customary closing conditions.

Hillenbrand intends to use the net proceeds from this offering for general corporate purposes, including debt repayment, such as the repayment of the entire $150 million aggregate principal amount outstanding of the 5.5000% senior notes due 2020 at maturity.

HSBC Securities (USA) Inc., Citizens Capital Markets, Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC are the bookrunners for the offering. The offering of the Notes is being made only by means of a prospectus. A copy of the prospectus may be obtained by calling HSBC Securities (USA) Inc. at 866-811-8049, Citizens Capital Markets, Inc. at 617-960-1898, J.P. Morgan Securities LLC at 212-834-4533 or PNC Capital Markets LLC at 855-881-0697.

This press release is not an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Hillenbrand

Hillenbrand is a global diversified industrial company with businesses that serve a wide variety of industries around the world. We pursue profitable growth and robust cash generation to drive increased value for our shareholders. Hillenbrand’s portfolio includes industrial businesses such as Coperion, Milacron Injection Molding & Extrusion, and Mold-Masters, in addition to Batesville, a recognized leader in the death care industry in North America. Hillenbrand is publicly traded on the NYSE under “HI.”

Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As the words imply, these are statements about future plans, objectives, beliefs, and expectations that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s (the “Company”) expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would	project
become	pursue	estimate	will	forecast	continue	could	anticipate
target	impact	promise	improve	progress	potential	should

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the impact of contagious diseases such as the COVID-19 pandemic and the societal, governmental, and individual responses thereto, including supply chain disruption, loss of contracts and/or customers, erosion of some customers’ credit quality, closure or temporary interruption of the Company’s or suppliers’ manufacturing facilities, travel, shipping and logistical disruptions, loss of human capital or personnel, and general economic calamities that could result in an extended shutdown or reduction of our operations, substantially reduced sales volumes, or supply constraints; the outcome of any legal proceedings that may be instituted against the Company, or any companies we may acquire; risks that the integration of Milacron or any other integration, acquisition, or disposition activity disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Company or any acquired company to achieve its plans and objectives generally; global market and economic conditions, including those related to the credit markets; volatility of our investment portfolio; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; labor disruptions; the impact of the additional indebtedness that the Company has incurred in connection with the acquisition of Milacron and the ability of the Company to comply with financial or other covenants in its debt agreements or meet its de-leveraging goals; the dependence of our business units on relationships with several large providers; increased costs or unavailability of raw materials or certain outsourced services; continued fluctuations in mortality rates and increased cremations; competition in the industries in which we operate, including from nontraditional sources in the death care industry; our level of international sales and operations; cyclical demand for industrial capital goods; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; certain tax-related matters; and changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in Part I, Item 1A of Hillenbrand’s Form 10-K for the year ended September 30, 2019, filed with the Securities and Exchange Commission on November 13, 2019, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 6, 2020; and in Hillenbrand’s other filings with the U.S. Securities and Exchange Commission, including on Forms 8-K and S-3. The forward-looking information in this release speaks only as of the date covered by this report, and the Company assumes no obligation to update or revise any forward-looking information.

CONTACTS

Corporate Communications for Hillenbrand

Paul Whitmore, Manager of Corporate Communications

Phone: 812-931-5412

E-mail: paul.whitmore@hillenbrand.com

Investor Relations for Hillenbrand

Rich Dudley, Senior Director, Investor Relations

Phone: 812-931-5001

E-mail: rich.dudley@hillenbrand.com

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